                           EXHIBIT 4.1











                         CREDIT AGREEMENT



                              AMONG



       INLAND PRODUCTION COMPANY and INLAND RESOURCES INC.


                   TRUST COMPANY OF THE WEST,

                             as Agent

                               and


                  TCW ASSET MANAGEMENT COMPANY,

                       as Collateral Agent



                               and



                THE TCW DEBT AND ROYALTY FUNDS IV




                           $25,000,000



                        November 29, 1995






                        TABLE OF CONTENTS
                                                             Page

ARTICLE I - Definitions and References . . . . . . . . . . . .  1
     Section 1.1.  Defined Terms . . . . . . . . . . . . . . .  1
     Section 1.2.  Exhibits and Schedules; Additional
          Definitions. . . . . . . . . . . . . . . . . . . . . 14
     Section 1.3.  Amendment of Defined Instruments. . . . . . 14
     Section 1.4.  References and Titles . . . . . . . . . . . 14
     Section 1.5.  Calculations and Determinations . . . . . . 15

ARTICLE II - The Loan. . . . . . . . . . . . . . . . . . . . . 15
     Section 2.1.  Advances. . . . . . . . . . . . . . . . . . 15
     Section 2.2.  Advance Amounts . . . . . . . . . . . . . . 17
     Section 2.3.  Requests for Advances . . . . . . . . . . . 17
     Section 2.4.  Use of Proceeds . . . . . . . . . . . . . . 17
     Section 2.5.  Financing Fees. . . . . . . . . . . . . . . 17
     Section 2.6.  Minimum Principal Payments. . . . . . . . . 18
     Section 2.7.  Principal Payments from ANCF. . . . . . . . 18
     Section 2.8.  Optional Prepayments. . . . . . . . . . . . 18
     Section 2.9.  General Payment Provisions. . . . . . . . . 19
     Section 2.10.  Royalty. . . . . . . . . . . . . . . . . . 19

ARTICLE III - Conditions Precedent to Lending. . . . . . . . . 20
     Section 3.1.  Documents to be Delivered . . . . . . . . . 20
     Section 3.2.  Special Conditions Precedent. . . . . . . . 21
     Section 3.3.  Development of Properties . . . . . . . . . 22
     Section 3.4.  Acquisitions. . . . . . . . . . . . . . . . 22
     Section 3.5.  General Conditions Precedent. . . . . . . . 23

ARTICLE IV - Representations and Warranties. . . . . . . . . . 24
     Section 4.1.  Borrower's and Parent's Representations
          and Warranties . . . . . . . . . . . . . . . . . . . 24
     Section 4.2.  Representation and Disclosures by TCW . . . 28

ARTICLE V - Covenants of Borrower. . . . . . . . . . . . . . . 28
     Section 5.1.  Affirmative Covenants . . . . . . . . . . . 28
     Section 5.2.  Negative Covenants. . . . . . . . . . . . . 37
     Section 5.3.  Coverage Ratio. . . . . . . . . . . . . . . 41

ARTICLE VI - Security. . . . . . . . . . . . . . . . . . . . . 41
     Section 6.1.  The Security. . . . . . . . . . . . . . . . 41
     Section 6.2.  Agreement to Deliver Security Documents . . 41
     Section 6.3.  Perfection and Protection of Security
          Interests and Liens. . . . . . . . . . . . . . . . . 42
     Section 6.4.  Production Proceeds . . . . . . . . . . . . 42
     Section 6.5.  Appointment of Agent and Collateral Agent . 43
     Section 6.6.  Release of Collateral by TCW. . . . . . . . 47

ARTICLE VII - Events of Default and Remedies . . . . . . . . . 47
     Section 7.1.  Events of Default . . . . . . . . . . . . . 47
     Section 7.2.  Remedies. . . . . . . . . . . . . . . . . . 50
     Section 7.3.  Indemnity . . . . . . . . . . . . . . . . . 50
     Section 7.4.  Substitution of Operator. . . . . . . . . . 51

ARTICLE VIII - Miscellaneous . . . . . . . . . . . . . . . . . 52
     Section 8.1.  Waivers and Amendments; Acknowledgments . . 52
     Section 8.2.  Survival of Agreements; Cumulative Nature . 53
     Section 8.3.  Notices . . . . . . . . . . . . . . . . . . 54
     Section 8.4.  Parties in Interest . . . . . . . . . . . . 55
     Section 8.5.  GOVERNING LAW; SUBMISSION TO PROCESS. . . . 55
     Section 8.6.  Limitation on Interest. . . . . . . . . . . 55
     Section 8.7.  Termination; Limited Survival . . . . . . . 56
     Section 8.8.  Severability. . . . . . . . . . . . . . . . 57
     Section 8.9.  Counterparts. . . . . . . . . . . . . . . . 57
     SECTION 8.10.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES,
          ETC. . . . . . . . . . . . . . . . . . . . . . . . . 57



SCHEDULE 1 - Disclosure Schedule
SCHEDULE 2 - Security Schedule
SCHEDULE 3 - Insurance Schedule
SCHEDULE 4 - Hedging Strategy

EXHIBIT A  - Note
EXHIBIT B  - Request for Advance
EXHIBIT C  - Certificate Accompanying Financial Statement
EXHIBIT D  - Approval Letter
EXHIBIT E  - Opinion of Borrower's and Parent's Counsel
EXHIBIT F  - Mortgage
EXHIBIT G  - Royalty Agreement
EXHIBIT H  - Parent Guaranty
EXHIBIT I  - Plan of Development
                         CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is made as of November 29, 1995, by and among Inland Production Company, a Texas corporation (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), Trust Company of the West, as Agent, TCW Asset Management Company, as Collateral Agent, and TCW (as defined below). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                                 ARTICLE I - Definitions and
References

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this
Section 1.1 or in the sections and subsections referred to below:

     "Acquisition Proposal" means a proposal to TCW from Borrower describing a proposed acquisition of properties to be acquired with the proceeds of an Advance. Each Acquisition Proposal must be acceptable to TCW in substance, form and detail and must at least set out:

          (a) the properties which are to be acquired with the proceeds of the Advance, the terms of the proposed acquisition, and a timetable for the closing of the acquisition.

          (b) a reserve engineering report, prepared by independent petroleum engineers acceptable to TCW concerning the properties to be acquired with the Advance.

          (c)  any such other information that TCW requests.

     "Advance" has the meaning given it in Schedule 2.1.

     "Affiliate" means, as to any Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person,
(b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, partner or sanguinal or affinal kin of such Person or any Person described above in clause (c) of this paragraph.

     "Agent" has the meaning given it in Section 6.5.

     "Agreement" means this Credit Agreement.

     "ANCF" (or "Adjusted Net Cash Flow") means the remainder of:

          (i) the sum of all revenues and receipts of Borrower or Parent from any source or activity (excluding only (a) funds received by Borrower or Parent from Approved Sales or Financings or by Borrower from Advances hereunder or from capital contributions from Parent on or before the date hereof, and (b) funds belonging to third parties, such as payments on the Royalties belonging to Royalty Assignee, which are received by Borrower for transfer to such third parties) accounted for under GAAP during any Calculation Quarter, beginning with the Calculation Quarter which starts December 1, 1995, minus

          (ii) the sum of all expenses and expenditures, net to Borrower's interest, accounted for under GAAP during such Calculation Quarter (excluding any payments financed by funds described in clause (a) of subparagraph (i) above) for:

               (a) Direct Taxes on Borrower's Properties or on the Royalties,

               (b) delay rentals payable with respect to Borrower's Properties,

               (c) interest on the Loan,

               (d) expenses and other amounts (excluding interest and principal) then due and owing under Sections 5.1(i) or 7.3 hereof or under any similar sections of any other Loan Documents,

               (e) ANCF Capital Expenditures,

               (f) ANCF LOE,

               (g) ANCF Overhead Costs; or

               (h) ANCF Transportation Costs.

     "ANCF Capital Expenditures" means capital expenditures made or to be made by Borrower on the Eligible Mortgaged Properties, to the extent the same either (a) have been approved by TCW, Agent or Collateral Agent at the time in question by means of an Approval Letter, or (b) are included in the Plan of Development, as then in effect.

     "ANCF LOE" means leasehold operating expenses and other field level or lease level charges for operations on the Eligible Mortgaged Properties, other than capital expenditures, to the extent the same have been approved by TCW, Agent or Collateral Agent at the time in question by means of an Approval Letter.

     "ANCF Overhead Costs" means general and administrative costs, costs of implementing the Hedging Strategy, and other costs of Borrower and Parent, to the extent the same have been approved by TCW, Agent or Collateral Agent at the time in question by means of an Approval Letter.

     "ANCF Transportation Costs" means (a) the actual costs of gathering and transporting production from the Eligible Mortgaged Properties from the wellhead to the point of sale, provided that all such costs are negotiated with, and paid to, third parties in arms-length transactions on terms which are reasonable in the area of operations at the time such prices are agreed to, or (b) other transportation or marketing costs, to the extent the same have been approved by TCW, Agent or Collateral Agent at the time in question by means of an Approval Letter.

     "Approval Letter" means a letter given by TCW, Agent or Collateral Agent in the form of Exhibit D.

     "Approved Sales or Financings" means any sale of Properties or other assets owned by Borrower or any borrowing by Borrower (either with TCW or a third party) which is from time to time approved by TCW, Agent or Collateral Agent and which TCW, Agent or Collateral Agent designates as an "Approved Sale or Financing" in its approval.

     "Borrower" means Inland Production Company, a Texas corporation.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public both in the State of California and in the State of Colorado.

     "Calculation Quarter" means the three month period (December through February, March through May, June through August, or
September through November) immediately prior to each Quarterly
Payment Date.

     "Collateral" means all property of any kind which is subject to a Lien in favor of TCW or Collateral Agent or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Collateral Agent" has the meaning given it in Section 6.5.

     "Commitment Period" means the period from and including the date hereof until and including the earliest to occur of:
(a) September 30, 1996, (b) a Coverage Deficiency which is not cured within the 30 day period required in Section 5.3, (c) the election by TCW, made during the continuance of an Event of Default by notice given to Borrower, to terminate the Commitment Period, or (d) the day on which any Note first becomes due and payable in full.

     "Consolidated" refers to the consolidation of Parent, Borrower or any other Related Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries. "Consolidating", when used with reference to the financial statements of Parent, means the financial statements of Parent and its properly consolidated subsidiaries, presented in a manner acceptable to Agent which (a) shows the net intercompany transactions between each of Parent and such subsidiaries and (b) presents substantially the same information with respect to Borrower which would be presented on individual financial statements of Borrower.

     "Coverage Default" has the meaning given it in Section 5.3.

     "Coverage Deficiency" has the meaning given it in
Section 5.3.

     "Coverage Ratio" has the meaning given it in Section 5.3.

     "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Dedication Percentage" means ninety percent (90%), provided that while any Coverage Deficiency, Coverage Default, or Event of Default exists the Dedication Percentage shall be one hundred percent (100%); provided that in the event of any Coverage Deficiency, the Dedication Percentage shall remain 90% so long as
(a) 90% of ANCF is sufficient to pay in full, or Borrower otherwise pays in full, the minimum principal payment required for the applicable Quarterly Payment Date and (b) such Coverage Deficiency is either the first or second Coverage Deficiency.

     "Default" means any Coverage Default, any Event of Default, and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Direct Taxes" means any severance, ad valorem, or other direct taxes on the Properties or the production therefrom or the proceeds of such production; provided that federal, state or local income or franchise taxes shall in no event be considered to be Direct Taxes.

     "Disclosure Materials" means (a) the Plan of Development,
(b) Schedule 1 hereto and (c) any documents listed on Schedule 1 and expressly incorporated therein by reference, so long as Borrower has heretofore delivered true and correct copies of such documents to TCW, Agent or Collateral Agent. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Loan Documents delivered as of a date after the date hereof, the term "Disclosure Material" shall in such representations and warranties be deemed to refer as well to all other documents which Borrower has at the time in question delivered to TCW, Agent or Collateral Agent under Section 5.1(b) or which Borrower has at such time delivered to TCW, Agent or Collateral Agent and expressly designated as being "Disclosure Materials" hereunder; provided that the delivery of such Disclosure Materials after the date hereof shall not be deemed to cure any prior breach of or inaccuracy in any representation or warranty.

     "Eligible Mortgaged Properties" means, collectively, those Properties (excluding the Royalties) which (a) are owned by Borrower and mortgaged to Collateral Agent under a Mortgage, (b) are subject to a Royalty Conveyance, and (c) for which Collateral Agent has received title opinions and other title information concerning such Properties in form, substance and authorship satisfactory to Collateral Agent.

     "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section
5.1(b)(v).

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title
IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which Borrower or Parent has any fixed or contingent liability.

     "Event of Default" has the meaning given it in Section 7.1.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial
Accounting Standards Board (or any generally recognized successor).

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" shall mean (a) any rate swap agreement, basis swap agreement, forward rate agreement, commodity swap agreement, interest rate option, forward foreign exchange agreement, cap agreement, floor agreement, collar agreement, cross-currency rate swap agreement, or currency option, (b) any option, futures or forward contract traded on an exchange, (c) any other derivative agreement or similar agreement or arrangement, and (d) any sales contract, purchase contract, exchange contract, or other contract or arrangement which obligates any Related Person to pay or suffer penalties or damages for failure to purchase, sell or deliver specified quantities of Hydrocarbons (excluding only normal imbalance penalties imposed by pipelines for failure to meet monthly nominations made in the ordinary course of business).

     "Hedging Strategy" means the hedging strategy of Borrower which is attached hereto as Schedule 4. Part One of the Hedging Strategy describes certain minimum hedging arrangements and Hedging Contracts which Borrower has implemented or committed to implement, and Part Two of the Hedging Strategy describes the maximum hedging arrangements and Hedging Contracts which Borrower is permitted to enter into without first obtaining the consent of TCW, Agent or Collateral Agent hereunder.

     "Highest Lawful Rate" means the maximum nonusurious rate of interest that TCW is permitted under applicable law to contract for, take, charge, or receive with respect to the Obligation in question.

     "Holders" means the holders of the Notes from time to time.

     "Hydrocarbons" means crude oil, natural gas or other liquid or gaseous hydrocarbons.

     "Initial Engineering Report" means the engineering report concerning oil and gas properties of Borrower as of July 1, 1995, prepared by Ryder Scott Company.

     "Initial Financial Statements" means (i) the audited annual
Consolidated financial statements of Parent dated as of December
31, 1994, and (ii) the unaudited quarterly Consolidating financial statements of Parent dated as of September 30, 1995.

     "Initial Funding Date" means the date on which the first
Advance or Advances are made.

     "JEDI" means Joint Energy Development Investments Limited
Partnership, a Delaware limited partnership.

     "Late Payment Rate" means, at the time in question, twelve percent (12.0%) per annum, provided, however, that the Late
Payment Rate shall in no event exceed the Highest Lawful Rate.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan" has the meaning given it in Section 2.1.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of the Royalty Documents and all term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

     "Maximum Loan Amount" means $25,000,000.

     "Modified NPV" means, at the time in question, based on the then most recent calculations of NPV, the sum of:

          (a) the NPV of 90% to 100% (as chosen at such time by TCW or Agent in its sole and absolute discretion) of any Proved Developed Producing Reserves attributable to the
     Eligible Mortgaged Properties, plus

          (b) the NPV of 75% to 90% (as chosen at such time by TCW or Agent in its sole and absolute discretion) of any Proved Developed Nonproducing Reserves attributable to the
     Eligible Mortgaged Properties, plus

          (c) the NPV of 55% to 90% (as chosen at such time by TCW or Agent in its sole and absolute discretion) of any Proved Undeveloped Reserves attributable to the Eligible
     Mortgaged Properties, minus

          (d) the present value, discounted at 10% per annum, of the ANCF Overhead Costs, as calculated by TCW or Agent;

provided that:

          (i) Modified NPV shall be zero for any such Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves (1) which are not estimated to be brought into production by December 1, 1999, or (2) for which Borrower does not demonstrate to TCW's satisfaction that capital funding will be available to bring such reserves into production;

          (ii) the aggregate contribution to Modified NPV from the sum of the amounts determined under clauses (b) and (c) above shall not at any time after December 31, 1996 exceed fifty percent (50%) of Modified NPV; and

          (iii) for so long as no Default is continuing, for the purpose of this definition (but for no other purpose) the ANCF Overhead Costs for the period prior to January 1, 1997 shall be deemed to be zero and no deductions shall be made therefor under clause (d) above.

No category of reserves other than Proved Reserves shall be taken into account in determining Modified NPV.

     "Mortgage" means each Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, substantially in the form of Exhibit F, which Borrower or Parent executes and delivers to Collateral Agent in connection herewith.

     "Notes" has the meaning given it in Section 2.1.

     "NPV" means, with respect to any Proved Reserves expected to be produced from any Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to Borrower's and Royalty Assignee's collective interests in such reserves during the remaining expected economic lives of such reserves. NPV means, with respect to Borrower's or Royalty Assignee's separate interests in such Proved Reserves, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to such separate interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) appropriate deductions shall be made for Direct Taxes, operating, gathering, transportation and marketing costs, and ANCF Capital Expenditures required for the production and sale of such reserves (provided that only "Permissible Charges", as defined in the Royalty Conveyances, shall be deducted in calculating the NPV of any interest of Royalty Assignee), and
(ii) the pricing assumptions and escalations used in determining NPV for any particular reserves shall be the TCW Pricing. NPV shall be calculated hereunder in connection with each Engineering Report, either by Borrower, TCW or the engineering firm who prepares such Engineering Report; in the event of any conflict, TCW's calculation shall be conclusive and final.

     "Obligations" means the sum of (a) all Debt from time to time owing by any of the Related Persons to TCW, Collateral Agent, the TCW Funds, the Holders, or Royalty Assignee under or pursuant to any of the Transaction Documents, plus (b) all other Debt from time to time owing by any of the Related Persons to any of TCW, Collateral Agent, the TCW Funds, the Holders, or Royalty Assignee. "Obligation" means any part of the Obligations.

     "Parent" means Inland Resources Inc., a Washington corporation.

     "Parent Guaranty" means the Guaranty of even date herewith, made by Parent for the benefit of TCW in the form of Exhibit H.

     "Permitted Investments" means investments:

          (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc.

          (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

          (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc.

     "Person" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Plan of Development" or "POD" means the Plan of Development attached hereto as Exhibit I, as such is modified or replaced from time to time by agreement between Borrower and TCW, Agent or Collateral Agent. Each POD shall be automatically terminated whenever Borrower has drilled two dry holes after November 29, 1995 in the course of attempting to carry out the POD (provided that Borrower and TCW, Agent or Collateral Agent may in their sole and absolute discretion thereafter agree on a substitute plan to be the POD).

     "Probable Reserves" means "Probable Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

     "Prohibited Lien" means any Lien not expressly allowed under
Section 5.2(b).

     "Properties" means, collectively, those undivided interests in oil and gas properties and interests which are, at the time in question (a) owned by Borrower, or (b) owned by Royalty Assignee under a Royalty Conveyance.

     "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "Proved Developed Producing Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "Proved Developed Nonproducing Reserves" means Proved Reserves which are categorized as both "Developed" and "Nonproducing" in the Definitions, and "Proved Undeveloped Reserves" means Proved Reserves which are categorized as "Undeveloped" in the Definitions.

     "Quarterly Payment Date" means the third to last Business
Day in each Fiscal Quarter, beginning with March 27, 1996.

     "Requisite Holders" has the meaning given it in Section
6.5(c).

     "Related Person" means any of Parent, Borrower and each Subsidiary of Parent.

     "Request for Advances" means a written request made by Borrower which meets the requirements of Section 2.3.

     "Restricted Debt" of any Person means Debt in any of the following categories:

          (a)  Debt for borrowed money,

          (b) Debt constituting an obligation to pay the deferred purchase price of property or services,

          (c) Debt evidenced by a bond, debenture, note or similar instrument,

          (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and contingent obligations),

          (e)  Debt arising under a Hedging Contract,

          (f) Debt constituting principal under leases capitalized in accordance with GAAP,

          (g) Debt arising under conditional sales or other title retention agreements,

          (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

          (i) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

          (j) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

          (k) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the term "Restricted Debt" shall not include Debt which is 90 days or less past due that was incurred on ordinary trade terms and is owed by the Person incurring the same to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

     "Royalty" means a royalty interest or overriding royalty interest conveyed by Borrower to Royalty Assignee pursuant to a Royalty Conveyance.

     "Royalty Assignee" means TCW DR IV Royalty Partnership, L.P.

     "Royalty Agreement" means the Royalty Agreement of even date herewith between Borrower and Royalty Assignee substantially in the form of Exhibit G.

     "Royalty Conveyance" means each Conveyance of Adjustable
Overriding Royalty Interest pursuant to which Borrower assigns a Royalty, to Royalty Assignee as contemplated in the Royalty
Agreement.

     "Royalty Documents" means the Royalty Agreement and the Royalty Conveyance.

     "Security Documents" means the Mortgages, the Parent Guaranty, any other instruments listed in the Security Schedule, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to TCW or Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents or the Royalty Documents.

     "Security Schedule" means Schedule 2 hereto.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships
(a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

     "Tamco" means TCW Asset Management Company, a California corporation.

     "TCW" means, collectively, (a) Trustco, as Trustee of the TCW Debt and Royalty Fund IVA established pursuant to a Declaration of Trust executed December 31, 1992 ("Fund IVA"); (b) Tamco, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of June 1, 1993 among The Trustees of Columbia University in the City of New York, Tamco and Trustco ("Columbia Fund"); (c) Tamco, as Investment Manager under the Investment Management Agreement dated as of March 1, 1993 between The Board of Trustees of The Leland Stanford Junior University and Tamco ("Leland Stanford Fund");
(d) TCW DEBT and ROYALTY FUND IVB, A CALIFORNIA LIMITED PARTNERSHIP ("Fund IVB"); (e) Tamco, as Investment Manager under the Investment Management Agreement dated as of June 8, 1993 between the Searle Trusts Limited Partnership X, a Delaware limited partnership (the "Searle Partnership X"), Harris Trust and Savings Bank, as Custodian for the Searle Partnership X, and Tamco ("Searle Fund"); (f) Tamco, as Investment Manager under the Investment Management Agreement dated as of June 8, 1993, between the John G. Searle Charitable Trusts Partnership, a Delaware limited partnership (the "Searle Charitable Partnership"), Harris Trust and Savings Bank, as Custodian for the Searle Charitable Partnership, and Tamco ("Charitable Trust Fund"); (g) TCW DEBT AND ROYALTY FUND IVC, A CALIFORNIA LIMITED PARTNERSHIP ("Fund IVC"); (h) Tamco, as Investment Manager under the Investment Management Agreement dated as of December 31, 1993 between Delta Air Lines, Inc. and Tamco ("Delta Master Fund"); and (i) Tamco, as Investment Manager under the Investment Management and Custody Agreement dated as of April 26, 1994 among The City and County Employees' Retirement System of San Francisco, Tamco and Trustco ("San Francisco Fund").

     "TCW Funds" means Fund IVA, Columbia Fund, Leland Stanford
Fund, Fund IVB, Searle Fund, Charitable Trust Fund, Fund IVC,
Delta Master Fund and San Francisco Fund.

     "TCW Pricing" means those prices (a) for anticipated sales of Hydrocarbons that are hedged by a Hedging Contract with an investment grade counter party, which Hedging Contract has been approved by TCW or the Collateral Agent, equal to the fixed price or prices provided for in such Hedging Contract during the term thereof, and thereafter the prices provided for in subsection (b) below; and (b) for anticipated sales of Hydrocarbons, if such sales are not hedged by a Hedging Contract that has been approved by TCW or the Collateral Agent, equal to the lowest of (i) the average price received by Borrower for Hydrocarbons of such kind during the twelve months preceding the date of calculation, (ii) the average price received by Borrower for Hydrocarbons of such kind during the six months preceding the date of calculation, and
(iii) the average of the prices on the New York Mercantile Exchange (or any successor organization), as reported in the Wall Street Journal for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter) for each forward contract for Hydrocarbons of such kind which matures during the twelve months after the date of calculation, with any necessary adjustment being made for quality and geographical differentials.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Transaction Documents" means the Loan Documents and the Royalty Documents.

     "Trustco" means Trust Company of the West, a California trust company.

     "Unevaluated Property" means any Property owned by Borrower that, at the time in question (a) is not evaluated in the then most-recent Engineering Report (or supplemental information) delivered to TCW as having Proved Reserves attributed thereto, and (b) is not otherwise included, or reasonably anticipated to be included, in the proration unit or drilling and spacing unit allocable to any Property of Borrower that has been so evaluated as having Proved Reserves attributed thereto; provided that (i) no Property which offsets a dry hole drilled after the date hereof, (ii) no Property subject to Liens permitted under Section 5.2(b)(iii), and (iii) no Property released pursuant to Section
6.6 shall be deemed an Unevaluated Property.

     "Working Capital" has the meaning given it in Section
5.2(l).

     Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Certain additional terms may be defined in the Security Schedule and used but not defined in the body of this Agreement; reference is hereby made to the Security Schedule for the meaning of any such terms.

     Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. Calculations and Determinations. All fees and interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless TCW otherwise consents all financial statements and reports furnished to TCW hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. Each matter to be determined, consented or agreed to, or accepted by TCW, Agent or Collateral Agent under the Loan Documents (such as the determination of Modified NPV or of whether an Acquisition Proposal is acceptable in substance, form and detail) shall be made by TCW, Agent or Collateral Agent in its sole and absolute discretion, unless the applicable provision expressly states that the determination, consent, agreement or acceptance by TCW, Agent or Collateral Agent is to be made in compliance with some express restriction on TCW's, Agent's, or Collateral Agent's discretion (for example, if TCW's consent to a particular matter is required "not to be unreasonably withheld").

                                 ARTICLE II - The Loan

     Section 2.1. Advances. Subject to the terms and conditions hereof, TCW agrees to make advances to Borrower (herein called "Advances") from time to time during the Commitment Period so long as the aggregate amount of Advances made does not exceed the Maximum Loan Amount. The obligation of Borrower to repay the aggregate amount of all Advances made by TCW (herein called the "Loan"), together with interest accruing in connection therewith, shall be evidenced by nine (9) promissory notes (herein called the "Notes") made by Borrower in the form of Exhibit A with appropriate insertions, payable to each of the Holders listed below and in the following stated principal amounts:

     (a) $2,416,731, payable to the order of "Trust Company of the West in its capacity as the Trustee of the TCW Debt and Royalty Fund IVA established pursuant to a Declaration of Trust executed December 31, 1992",

     (b) $2,379,677, payable to the order of "Trust Company of the West in its capacity as Custodian pursuant to the Investment Management Agreement dated as of June 1, 1993 among The Trustees of Columbia University in the City of New York, TCW Asset Management Company and Trust Company of the West",

     (c)  $3,558,392, payable to the order of "Chase Manhattan
     Bank, N.A., in its capacity as Custodian for the Trustees of The Leland Stanford Junior University",

     (d) $6,456,671, payable to the order of "Trust Company of the West in its capacity as Custodial Agent for TCW Debt and Royalty Fund IVB, a California Limited Partnership",

     (e) $2,570,954, payable to the order of "Harris Trust and Savings Bank in its capacity as Custodian pursuant to the Custody Agreement dated as of June 8, 1993 between Harris Trust and Savings Bank and the Searle Trusts Limited Partnership X",

     (f) $1,028,353, payable to the order of "Harris Trust and Savings Bank in its capacity as Custodian pursuant to the Custody Agreement dated as of June 8, 1993 between Harris Trust and Savings Bank and the John G. Searle Charitable Trusts Partnership",

     (g) $3,276,423, payable to the order of "Trust Company of the West, a California trust company, as Custodial Agent for TCW Debt and Royalty Fund IVC, a California Limited
     Partnership",

     (h) $2,098,822, payable to the order of "Harris Trust and Savings Bank, as Trustee of the Delta Master Trust under the
     Trust Agreement dated May 27, 1982 between Harris Trust and
     Savings Bank and Delta Air Lines, Inc.",

     (i) $1,213,977, payable to the order of "Trust Company of the West, a California trust company, as Custodian pursuant to the Investment Management and Custody Agreement dated as of April 26, 1994 among The City and County Employees' Retirement System of San Francisco, TCW Asset Management Company and Trust Company of the West".

Each Advance will be made under and be evidenced by the Notes in proportion to the relative stated principal amounts of the Notes. The amount of principal owing on each Note at any given time shall be such proportionate share of the aggregate amount of all Advances theretofore made minus such proportionate share of all payments of principal theretofore received on the Notes. Amounts borrowed and repaid on the Notes may not be reborrowed hereunder. Subject to the terms hereof and of the Notes, the unpaid principal of the Notes (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the rate of ten percent (10%) per annum, payable quarterly on each Quarterly Payment Date, calculated as of the last day of the Fiscal Quarter then ending. All principal and interest owed under the Notes and which has not been paid when due, shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     Section 2.2. Advance Amounts. Upon Borrower's request in compliance with Section 2.3 and subject to the other terms and conditions hereof, TCW will make the initial Advance. Each subsequent Advance (or each combination of Advances made on the same day) must be an integral multiple of $500,000 which equals or exceeds $1,000,000.

     Section 2.3. Requests for Advances. Except for the initial Advance, Borrower must give at least fifteen Business Days' prior written notice of any requested Advance. Each request for an Advance must be made in writing in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed. If all conditions precedent to such Advance have been met, TCW will on the date requested make such Advance available to Borrower in immediately available funds at such account and bank as Borrower may specify with such Request for Advance.

     Section 2.4. Use of Proceeds. Borrower shall use the funds from the first Advance as follows: (a) up to $4,123,530.51 to repay in full the outstanding Debt of Borrower to JEDI and (b) up to $876,469.49 for working capital and other general corporate purposes approved by TCW. Borrower shall use any remainder of such $4,123,530.51 not so used to pay JEDI, plus all funds from each subsequent Advance, only for (i) expenditures included in the POD (exclusive of those activities in the POD for which funds lent by TCW may not be used), and (ii) acquisitions of properties as set forth in any Acquisition Proposal, provided that such acquisitions have been approved by either TCW, Agent or Collateral Agent in its sole and absolute discretion. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to TCW that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.5.  Financing Fees.  On the Initial Funding Date,
Borrower shall pay to TCW a financing fee in the amount of $250,000.

     Section 2.6. Minimum Principal Payments. On each Quarterly Payment Date, beginning with the Quarterly Payment Date in March of 1997 and continuing until the Loan is paid in full, Borrower will make a fixed mandatory payment of principal on the Loan in addition to payment of the interest then due. Each such mandatory payment shall be equal to the amounts set out in the following table.

Quarterly
Payment Date   March     June      September December
1997           275,000   275,000   275,000   275,000
1998           550,000   550,000   550,000   550,000
1999           1,300,000 1,300,000 1,300,000 1,300,000
2000           1,400,000 1,400,000 1,400,000 1,400,000
2001           1,200,000 1,200,000 1,200,000 1,200,000
2002           750,000   750,000   750,000   750,000
2003           425,000   425,000   425,000   425,000
2004           350,000   350,000   350,000   350,000

To the extent that the total amount of Advances outstanding at the end of the Commitment Period is less than the Maximum Loan
Amount, the above amounts shall be reduced pro rata.

     Section 2.7.  Principal Payments from ANCF.

     (a) On each Quarterly Payment Date beginning with the Quarterly Payment Date in March of 1997 and continuing until all Obligations under the Loan Documents are paid in full, Borrower shall make payments of principal on the Loan equal to the Dedication Percentage as then in effect times the ANCF for the immediately preceding Calculation Quarter. Together with each payment made pursuant to this Section 2.7, Borrower shall deliver to TCW a report in detail acceptable to TCW setting out a detailed calculation of the ANCF for such Calculation Quarter. Any principal payments made out of ANCF pursuant to this Section
2.7 will be applied toward the minimum principal payments required under Section 2.6, but the minimum principal payments required under Section 2.6 will be required regardless of the amount of the payments based on ANCF which are required under this Section 2.7.

     (b) So long as no Event of Default has occurred and is then continuing, TCW shall first apply all principal payments made pursuant to this section to the payment of any minimum principal payment then required under Section 2.6 and shall then apply any remaining payments made pursuant to this section to the prepayment, without premium or penalty, of the principal payments thereafter required under Section 2.6 in the inverse order of their maturity.

     (c) If any Event of Default has occurred and is continuing, TCW may in its sole and absolute discretion apply the ANCF as it elects to the various Obligations which are then due and payable.

     Section 2.8. Optional Prepayments. In addition to the payments required under Sections 2.6 and 2.7, Borrower may, upon fifteen days' notice to TCW, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as each such partial prepayment of principal on the Notes is greater than or equal to $300,000 and provided that, for the purpose of determining "16%IRR" and "22%IRR" as such terms are defined in the Royalty Agreement, each prepayment of principal under this section shall be accounted for as provided in Section
1.2 of the Royalty Agreement. Each partial prepayment of principal made under this section shall be applied to the fixed mandatory payments of principal due under Section 2.6 in the inverse order of their maturities. Each prepayment of principal made under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.9. General Payment Provisions. Borrower will make each payment which it owes under the Loan Documents not later than 11:00 a.m., Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds sent by wire transfer in care of:

               Sanwa Bank, Monterrey Park, California
               ABA# 122003516
               Account 4001030
               (TCW Debt & Royalty Funds IV)

(or to such other bank and accounts as TCW may from time to time specify). Any payment received by TCW after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Notes. When TCW collects or receives money on account of the Obligations which is insufficient to pay all Obligations then due and payable, TCW may apply such money as it elects to the various Obligations which are then due and payable.

     Section 2.10.  Royalty.  As consideration for TCW's
commitments to make Advances hereunder, Borrower is entering into the Royalty Agreement concurrently herewith and agreeing to grant to Royalty Assignee the gross overriding royalty interests therein described.


                                 ARTICLE III - Conditions
Precedent to Lending

     Section 3.1. Documents to be Delivered. TCW has no obligation to make the first Advance unless TCW shall have received all of the following, at TCW's office in Los Angeles, California or at such other place as may be designated by TCW, duly executed and delivered and in form, substance and date satisfactory to TCW:

     (a)  The Notes.

     (b) The Royalty Agreement and the first Royalty Conveyance required thereunder.

     (c) The initial Mortgage and each other Security Document listed in the Security Schedule.

     (d) An "Omnibus Certificate" of the Secretary and of the Chief Executive Officer and President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Transaction Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Transaction Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (iii) a copy of any bylaws of Borrower.

     (e) An "Omnibus Certificate" of the Secretary and of the Chief Executive Officer and President of Parent, which shall contain the names and signatures of the officers of Parent authorized to execute Transaction Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Parent and in full force and effect at the time this Agreement is entered into, authorizing the execution of the Transaction Documents to which Parent is a party delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Parent and all amendments thereto, certified by the appropriate official of Parent's state of organization, and (iii) a copy of any bylaws of Parent.

     (f) A certificate (or certificates) of the due formation, valid existence and good standing of each of Borrower and Parent in its state of organization, issued by the appropriate authorities of such jurisdiction.

     (g) A "Compliance Certificate" of the Chief Executive Officer and President and of the chief financial officer of Borrower and Parent, in their capacities as such officers, of even date with such Advance, in which such Persons certify to the satisfaction of the conditions set out in subsections (a), (b),
(c) and (d) of Section 3.5.

     (h) A favorable opinion of Glast, Phillips, & Murray, P.C., counsel for Borrower and Parent, substantially in the form set forth in Exhibit E, together with the certificate provided for in such certificate, and a favorable opinion, in form satisfactory to TCW, from its special California counsel, Messrs. Milbank, Tweed, Hadley and McCloy.

     (i) Certificates of Borrower's and Parent's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower or Parent owns property subject to Security Documents.

     (j)  A Phase One Environmental Report covering the
Properties mortgaged under the initial Mortgage or subject to the initial Royalty Conveyance, which has been prepared by a consultant approved by TCW and which is satisfactory to TCW in form and substance.

     (k) Environmental reports and related permits of the Toiyabe Mine located in southern Nevada, together with a certificate from Parent's chief executive officer, in his capacity as such, as to the status of Parent's environmental remediation efforts in connection therewith.

     (l)  The Plan of Development.

     (m) A Bill of Sale from Parent to Borrower, assigning all records, equipment and data pertaining to the Properties.

     Section 3.2. Special Conditions Precedent. TCW has no obligation to make any Advance (including the first) unless the following conditions precedent have been satisfied after October
13, 1995:

     (a) Parent shall have received a capital contribution of at least $6,000,000 from PENGO Securities Corp., an affiliate of Smith Management Corporation, and Borrower shall have received a capital contribution of $6,000,000 from Parent.

     (b) Borrower shall have paid (either directly or indirectly through Ensearch Exploration Inc.) $7,157,646 to the Department of Interior as payment in full for the purchase of four federal leases which were purchased by Borrower on September 25, 1995.

     (c) Parent shall have entered into an agreement with Randall D. Smith, which agreement shall be in form and substance satisfactory to TCW, Agent or Collateral Agent in its sole and absolute discretion, pursuant to which Parent shall have the unqualified right to issue to Randall D. Smith shares of the common stock of Borrower (and no other consideration) and Borrower shall receive in exchange therefor the wells and leases farmed out to Randall D. Smith by Parent and Borrower pursuant to a Farmout Agreement dated July 1, 1995.

     Section 3.3.  Development of Properties.  TCW has no
obligation to make any Advance for the development of Properties pursuant to the Plan of Development unless TCW shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to TCW:

     (a) If not previously given, a Royalty Conveyance covering the Properties to be developed with such Advance.

     (b) If not previously given, a Mortgage covering the Properties to be developed with such Advance.

     (c) If not previously given, title opinions and other title information concerning the Properties to be developed with such Advance in form, substance and authorship satisfactory to TCW.

     (d)  If not previously given, a Phase One Environmental
Report covering the Properties to be developed with such Advance, which has been prepared by a consultant approved by TCW and which is satisfactory to TCW in form and substance.

     Section 3.4. Acquisitions. TCW does not anticipate making any Advance for the acquisition of properties unless TCW shall have received all of the following (in addition to any other documents or information it may deem appropriate), duly executed and delivered and in form, substance and date satisfactory to
TCW:

     (a)  An Acquisition Proposal.

     (b) A Royalty Conveyance covering the properties to be acquired with such Advance.

     (c) A Mortgage covering the properties to be acquired with such Advance.

     (d) Title opinions and other title information concerning the properties to be acquired with such Advance in form, substance and authorship satisfactory to TCW.

     (e) A Phase One Environmental Report covering the properties to be acquired with such Advance, which has been prepared by a consultant approved by TCW and which is satisfactory to TCW in form and substance.

     (f)  A favorable opinion of Messrs. Glast, Phillips, &
Murray, P.C., counsel for Borrower and Parent.

If TCW is to make Advances for any acquisition of properties, such Acquisition Proposal must be submitted to and approved by TCW during the Commitment Period and such Advances must be funded during the Commitment Period, all in accordance with the terms and conditions of this Agreement. It is understood and agreed that TCW has no obligation to make any Advances hereunder for any such acquisition and that TCW shall approve or disapprove each Acquisition Proposal in its sole and absolute discretion.

     Section 3.5. General Conditions Precedent. TCW has no obligation to make any Advance (including the first) unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by any Related Person in any Transaction Document shall be true in all material respects on and as of the date of such Advance (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance.

     (b) No Default or Coverage Deficiency shall exist at the date of such Advance, either before or after giving effect thereto.

     (c) No material adverse change shall have occurred to Borrower's individual (or Parent's Consolidated) financial condition, assets, operations, businesses or prospects since the date of this Agreement.

     (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Transaction
Documents to be performed or complied with by it on or prior to the date of such Advance.

     (e) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject TCW to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     (f) TCW shall have received all documents and instruments which TCW has then requested, in addition to those described in Sections 3.1 through 3.4 (including opinions of legal counsel for the Related Persons and TCW; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Transaction Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to TCW in form, substance and date.

     (g) All legal matters relating to the Transaction Documents and the consummation of the transactions contemplated thereby shall be satisfactory to TCW's counsel.


                                 ARTICLE IV - Representations and
Warranties

     Section 4.1. Borrower's and Parent's Representations and Warranties. To confirm TCW's understanding concerning Borrower, Parent and their business, properties and obligations and to induce TCW to enter into this Agreement and to make the Loan, Borrower and Parent each represent and warrant to TCW that:

     (a) No Default. Neither Borrower nor Parent is in default in the performance of any of the covenants and agreements contained herein or in any other Transaction Document. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing. Each Related Person which is a party to any Transaction Document is duly organized, validly existing and in good standing (if applicable) under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

     (c) Authorization. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Transaction Documents to which each is a party, the performance by each of its obligations under such Transaction Documents, and the consummation of the transactions contemplated by the various Transaction Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or
(3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or
(iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Transaction Documents. Except as expressly contemplated in the Transaction Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Transaction Document or to consummate any transactions contemplated by the Transaction Documents.

     (e) Enforceable Obligations. This Agreement is, and the other Transaction Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

     (f) Initial Financial Statements. Parent's Consolidated Initial Financial Statements fairly present Parent's Consolidated financial position at the date thereof and the Consolidated results of Parent's operations and Parent's Consolidated cash flows for the period thereof. Since the date of the audited annual Initial Financial Statements, no material adverse change has occurred in Parent's financial condition, assets, operation, businesses, or prospects (or in Borrower's individual financial condition, assets, operations, businesses or prospects), except as reflected in the Disclosure Materials. All Initial Financial Statements were prepared in accordance with GAAP.

     (g) Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind (including obligations under farm-in agreements, other obligations to make capital expenditures, contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Parent's Consolidated financial condition and not disclosed in the Disclosure Materials. All obligations of any Related Person to make capital expenditures to drill or otherwise develop any oil, gas or mineral properties are specified in the Disclosure Materials (by well or project, describing the dollar amount of each such obligation). Except as disclosed in the Disclosure Materials, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of Borrower, Parent or any of its Subsidiaries.

     (h) Full Disclosure. No certificate, written statement or other information delivered herewith or heretofore by any Related Person to TCW or Tamco in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein (taken as a whole) not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to TCW in writing which could reasonably be expected to materially and adversely affect Parent's Consolidated (or Borrower's individual) financial condition, assets, operations, their businesses or prospects. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to TCW true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

     (i)  Litigation.  Except as disclosed in the Disclosure
Materials: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Parent, Borrower or any of its Subsidiaries or their ownership or use of any of their respective assets or properties, their respective businesses or financial conditions or prospects, or the right or ability of any Related Person to enter into the Transaction Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

     (j) ERISA Liabilities. There are no currently existing ERISA Plans, except as may be disclosed in the Disclosure Materials. Except as disclosed in the Initial Financial Statements or in the Disclosure Materials, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects.
No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Materials: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $100,000.

     (k) Environmental and Other Laws. Except as disclosed in the Disclosure Materials: (i) the Related Persons are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, have and are in compliance in all material respects with all licenses and permits required under Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such other laws; (ii) none of the operations or properties of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) no Related Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Related Person; (iv) no Related Person (to the best of Borrower's knowledge after reasonable investigation) has transported or arranged for the transportation of any Hazardous Material to any location which is
(1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (v) no Related Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     (l) Names and Places of Business. Neither Borrower nor Parent has, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in Schedule 1. Except as otherwise indicated in the Disclosure Materials, the chief executive office and principal place of business of Borrower and Parent are (and have been for the preceding five years) located at the address of Borrower set out on the signature pages hereof. Except as indicated in the Disclosure Materials, no Related Person has any other office or place of business.

     (m) No Subsidiaries. Except as may be disclosed in the Disclosure Materials, neither Borrower nor Parent presently has any Subsidiary or owns any stock in any other corporation or association. Neither Parent nor Borrower is a member of any general or limited partnership, joint venture or association of any type whatsoever, except those listed in the Disclosure Materials. Except as otherwise revealed in the Disclosure Materials, Parent owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     (n) Ownership of Borrower. All of the outstanding shares of Borrower are owned and shall at all times until the repayment of the Obligations be owned by Parent.

     Section 4.2. Representation and Disclosures by TCW. TCW hereby represents that each of the entities comprising TCW will acquire its Notes for its own account in the ordinary course of its business; however, the disposition of TCW's property shall at all times be and remain within its control and, in particular and without limitation, each entity comprising TCW may sell or otherwise transfer its Notes, any participation interest or other interest in its Notes, or any of its other rights and obligations under the Transaction Documents. TCW hereby discloses to Borrower and Parent that:

          (a) Tamco is acting as Investment Manager under each of the Investment Management Agreements referenced in clauses (e) and (f) of the definition herein of "TCW", which Investment Management Agreements are between Tamco and the Searle Partnership X and the Searle Charitable Partnership, respectively (in this section each called a "Searle Partnership"),

          (b) all acts by Tamco as such Investment Manager or by any of Tamco's Affiliates or agents pursuant to each such Investment Management Agreement are done for and on behalf of the Searle Partnership which is a party thereto, and

          (c)  the sole general partner of each Searle
     Partnership is another partnership comprised solely of the Searle Trusts referred to the in the first sentence of
     Section 10.2(b) of the respective Investment Management
     Agreement, acting through the trustees thereof.


                                 ARTICLE V - Covenants of
Borrower

     Section 5.1. Affirmative Covenants. To conform with the terms and conditions under which TCW is willing to have credit outstanding to Borrower, and to induce TCW to enter into this Agreement and make the Loan, Parent and Borrower each warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless TCW has previously agreed otherwise:

     (a) Payment and Performance. Borrower will pay all amounts due under the Transaction Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Transaction Documents. Borrower and Parent will cause each other Related Person to observe, perform and comply with every such term, covenant and condition which is applicable to such Related Person.

     (b)  Books, Financial Statements and Reports.   Parent will
at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to TCW at Parent's expense:

          (i) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and Consolidating financial statements of Parent, together with all notes thereto and prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Coopers & Lybrand, or other independent certified public accountants selected by Parent and reasonably acceptable to TCW or Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

          (ii) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Parent's Consolidated and Consolidating financial statements for such Fiscal Quarter, consisting of a balance sheet as of the end of such Fiscal Quarter and statements of earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP (subject to minor changes resulting from normal year-end and audit adjustments), plus the following (each prepared as of the end of such Fiscal Quarter in form reasonably satisfactory to TCW or Agent) (1) a detailed accounts payable aging report, (2) a detailed accounts receivable aging report, (3) a detailed schedule of general and administrative expenses, and (4) a detailed report reflecting all components of working capital including the change in each component during such Fiscal Quarter. In addition Parent will, together with each such set of financial statements and each set of financial statements furnished under subsection (i) of this subsection (b), furnish a certificate in the form of Exhibit C signed by the chief financial officer of Parent and Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2(a), (e), (l), and (m), and Section 5.3 and stating that no Default or Coverage Deficiency exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default or Coverage Deficiency.

          (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its partners or stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (iv) Within forty-five days after the end of each Fiscal Quarter, a report in detail acceptable to TCW with respect to the Properties during the Fiscal Quarter immediately prior thereto:

               (1)  describing by well and field the net
          quantities of oil, gas, natural gas liquids, and water produced (and the quantities of water injected) during such Fiscal Quarter;

               (2) describing by well and field the quantities of oil, gas and natural gas liquids sold during such Fiscal Quarter out of production from the Properties and calculating the average sales prices of such oil, natural gas, and natural gas liquids;

               (3) regardless of whether the same are included in the calculation of ANCF, specifying any leasehold operating expenses, overhead charges, gathering costs, transportation costs, and other costs with respect to the Properties of the kind chargeable as direct charges or overhead under an Onshore COPAS Accounting Procedure for Joint Operations (1984 form published by the Council of Petroleum Accountants Societies);

               (4) describing all activities carried out during such Fiscal Quarter in furtherance of the Plan of Development, all other capital expenditures during such Fiscal Quarter, and all projections of capital expenditures projected to be made on any of the Eligible Mortgaged Properties; and

               (5) describing all workover work and drilling during such Fiscal Quarter, including the cost and status of each well drilled or worked over during such Fiscal Quarter, test reports for each well tested during such Fiscal Quarter, reports on prices and volumes received for such Fiscal Quarter, reports for each well completed during such Fiscal Quarter, and accompanying authorizations for expenditures.

          (v) By March 1 following the end of each Fiscal Year, an engineering report prepared as of the end of such Fiscal Year by Ryder Scott Company or other independent petroleum engineers chosen by Borrower and acceptable to TCW, Agent or Collateral Agent, concerning the Properties. The report
     (1) shall separately report on Proved Producing Reserves, Proved Developed Nonproducing Reserves, Proved Undeveloped Reserves and Probable Reserves and separately calculate the NPV of each such category of Proved Reserves (and the similar net present value of such Probable Reserves), both for Borrower's and Royalty Assignee's collective interest and for their separate interests, (2) shall use TCW Pricing and a 10% discount factor, (3) shall address the various factors to be taken into account in calculating ANCF so that projected ANCF can be readily calculated from the report,
     (4) shall take into account Borrower's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (5) shall identify and take into account any "over-produced" or "under-produced" status under gas balancing arrangements, (6) shall contain information and analysis comparable in scope to that contained in the Initial Engineering Reports, and (7) shall otherwise be in form and substance satisfactory to TCW, Agent or Collateral Agent. The report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those Properties treated in the report which are Eligible Mortgaged Properties (or Royalties associated therewith) from those properties treated in the report which are not Eligible Mortgaged Properties (or Royalties associated therewith). In the event that Borrower and TCW, Agent or Collateral Agent disagree over whether or not any workovers or other remedial capital expenditures should be included in the report for the purposes of calculating NPV, the engineers preparing such report shall resolve such disagreement by determining whether such expenditures are likely to be required in accordance with prudent industry practice and shall include or exclude such expenditures based on such determination.

     (c) Other Information and Inspections. Each Related Person will furnish to TCW any information which TCW may from time to time request concerning any covenant, provision or condition of the Transaction Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by TCW (including independent accountants, agents, attorneys, appraisers and any other Persons) upon reasonable notice to visit and inspect any of such Related Person's property (such inspections may be made as frequently as monthly), including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and shall further permit TCW or its representatives to investigate and verify the accuracy of the information furnished to TCW in connection with the Transaction Documents and to discuss all such matters with its officers, employees and representatives. TCW will take all reasonable steps to keep confidential any confidential or proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or any regulatory authority (whether or not governmental), (iii) is disclosed to the Holders or the TCW Funds or to the Affiliates, auditors, attorneys, or agents of TCW or any Holder or TCW Fund (it being understood that any such disclosees shall be bound by the same confidentiality requirements as TCW hereunder), (iv) is furnished to any purchaser or prospective purchaser of participations or other interests in the Loan or the Notes provided that such Persons agree to keep any such information confidential to the same extent as TCW is so required, or (v) is disclosed by TCW in the course of collecting the Obligations or enforcing its rights under the Loan Documents following the occurrence of a Default. Each Related Person will take all reasonable steps to keep confidential this Agreement, the contents hereof and the identity of the parties hereto, provided, however, that this restriction shall not apply to any disclosure that Trustco or Tamco is a party hereto (provided that the identity of the Holders and the various TCW Funds is not disclosed) or any disclosure of this Agreement (i) that is required by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or any regulatory authority (whether or not governmental) or (ii) to any Affiliates, auditors, attorneys or agents of any Related Person.

     (d)  Notice of Material Events and Change of Address.
Borrower and Parent will promptly notify TCW:

          (i)  of any material adverse change in Parent's
     Consolidated financial condition, in Borrower's individual financial condition, or in the aggregate value of the Collateral,

          (ii)  of the occurrence of any Default or Coverage
     Deficiency,

          (iii) of the acceleration of the maturity of any Debt owed by any Related Person or any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which such Related Person is a party or by which it or any of its properties is bound, if such acceleration or default or might have a material adverse effect upon Parent's Consolidated financial condition, upon Borrower's individual financial condition, or on the value of any material part of the Collateral,

          (iv) of the occurrence of any Termination Event,

          (v) of any claim of $50,000 or more, any notice of potential liability under any Environmental Laws, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties,

          (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon Parent's Consolidated financial condition, upon Borrower's individual financial condition, or on the value of any material part of the Collateral.

Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify TCW and TCW's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting TCW and its counsel to prepare the same.

     (e) Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all Properties, all other Collateral, and any other property used or useful in the conduct of its business in good condition (normal wear and tear excepted) and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be conducted at all times consistent with prudent industry practices.

     (f) Maintenance of Existence and Qualifications. Each Related Person will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except that it shall not be required hereunder so to qualify in any jurisdiction where no Collateral is located if the failure so to qualify will not have any material adverse effect on Borrower or Parent.

     (g) Payment of Trade Debt, Taxes, etc. Each Related Person will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing taxes or other Debt in accordance with GAAP. Each Related Person may, however, delay paying or discharging any such taxes or other Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     (h) Bonding and Insurance. The Related Persons will maintain all bonds and letters of credit in lieu of bonds which they are required to maintain (by law, lease terms, or consistent with prudent industry practices) in order to carry out development and production operations on, the Properties. Each Related Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its and its Subsidiaries' vehicles and all other property in accordance with
Schedule 3. Any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to TCW (or to Collateral Agent for the benefit of TCW) as its interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be cancelled, reduced or adversely affected in any manner for any reason without fifteen days prior notice to Collateral Agent, (iii) to provide for any other matters specified in any applicable Security Document or which TCW may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. (To the extent that any Mortgage contains other additional requirements for such endorsement, each Related Person shall also comply with such additional requirements.) Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Each Related Person shall at all times maintain cost of control of well insurance with respect to all wells being drilled or deepened, which shall insure against the following costs: cost of control of well; fires, blowouts, etc.; redrilling expense; and seepage and pollution expense.

     (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all third-party costs and expenses incurred by or on behalf of TCW, Agent or Collateral Agent (including reasonable attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Transaction Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Transaction Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Transaction Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration of the various Loan Documents, (iv) the defense or enforcement of the Transaction Documents or the defense of TCW's or Collateral Agent's exercise of their rights thereunder, (v) the reviews contemplated by Section 5.1(q), and (vi) the audit by TCW, Agent or Collateral Agent of the Related Persons' books and records.

     (j) Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, delay rentals, lease maintenance costs, attorneys' fees, or other expenses or amounts it is required to pay under any Loan Document, TCW, Agent or Collateral Agent may pay the same. Borrower shall immediately reimburse TCW, Agent or Collateral Agent for any such payments and each amount paid by TCW, Agent or Collateral Agent shall constitute an Obligation owed under this Agreement which is due and payable on the date such amount is paid by TCW, Agent or Collateral Agent.

     (k) Interest. Borrower hereby promises to pay interest at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to make reimbursements or indemnifications) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     (l) Compliance with Agreements and Law. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each will conduct its business and affairs in compliance in all material respects with all laws, regulations, and orders applicable thereto, including Environmental Laws.

     (m) Evidence of Compliance. Each Related Person will furnish to TCW at such Related Person's or Borrower's expense all evidence which TCW from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Transaction Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     (n) Completion of Activities. Borrower will (1) timely develop the Eligible Mortgaged Properties in accordance with the Plan of Development, (2) take (unless Agent or Collateral Agent otherwise agrees) all action required to comply with the Dalen Farmout Agreements and to earn the maximum acreage and maximum undivided interests available thereunder, (3) immediately hereafter convert to injection wells all "Proposed 1996 Conversion Wells", as defined in the POD, and (4) except to the extent regulatory approval has not yet been obtained, have each producing and injection well which is hereafter completed put into normal operation within four weeks after the date of completion. As used in this subsection, "Dalen Farmout Agreements" means (a) that certain Farmout Agreement (Five Block
- - Pleasant Valley) dated as of February 28, 1995 (as amended prior to the date hereof) between Dalen Resources Oil & Gas Co. and Parent, and (b) that certain Farmout Agreement (Ashley - Pleasant Valley) dated as of October 7, 1994 (as amended prior to the date hereof) between Dalen Resources Oil & Gas Co. and Parent.

     (o) Engineering Reports. Borrower will pay all costs and expenses relating to all Engineering Reports.

     (p) Board Visitation Rights. TCW shall have the right to appoint two (2) representatives, and such representatives shall:
(i) receive all notice of all meetings (both regular and special) of the respective board of directors of Borrower and Parent and copies of all unanimous consents presented to the directors or such board; (ii) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; and (iii) receive as soon as available (but in any event not later than thirty (30) days after such meetings) copies of the minutes of all such meetings. If either such board proposes to take any action by written consent in lieu of a meeting, Borrower will give written notice to such representatives, which notice shall describe in reasonable detail the nature and substance of such proposed action. Borrower will furnish such representatives with a copy of each such written consent not later than five (5) days after execution. Such representatives shall not be members of either board and shall not be entitled to vote on any matters presented at such meetings of the boards or to consent to any matters as to which the consent of such board has been requested.

     (q) Monthly Reviews. Borrower will meet with TCW, at Borrower's expense, from time to time (as frequently as monthly and in any event at least once per Fiscal Quarter), at the offices of TCW or at such other location as TCW and Borrower may agree, to review all operational activities of Borrower with respect to the Eligible Mortgaged Properties and all financial reports of the Related Persons since the date of the prior review. Each review shall be in scope satisfactory to TCW, but will include at a minimum, an update by Borrower on the development activities made pursuant to the Plan of Development, any requests by Borrower that changes be made to the Plan of Development, any cost or expense overruns or underruns, any mechanical problems incurred, and any differences in reserves or production estimates.

     (r) Hedging Contracts. Borrower shall at all times enter into and maintain in effect Hedging Contracts described in and permitted under Part One of the Hedging Strategy which are sufficient to implement Part One of the Hedging Strategy.

     (s) Smith Option. Borrower will at all times maintain in effect that certain Option Agreement dated as of November 22, 1995 between Parent, Borrower and Randall D. Smith (in this subsection called the "Smith Option Agreement"), will not at any time amend or waive its rights under the Smith Option Agreement, will timely exercise its option to acquire the "Reacquired Leases" (as such term is defined in the Smith Option Agreement), and will thereafter complete such acquisition of all Reacquired Leases, all in full compliance with the Smith Option Agreement.

     Section 5.2. Negative Covenants. To conform with the terms and conditions under which TCW is willing to have credit outstanding to Borrower, and to induce TCW to enter into this Agreement and make the Loan, Parent and Borrower each warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless TCW has previously agreed otherwise:

     (a) Restricted Debt. No Related Person will in any manner owe or be liable for any Restricted Debt except:

          (i)  the Obligations.

          (ii) Restricted Debt (including the vehicle notes described in paragraph 8 of Schedule 1) which is secured by Liens permitted by Section 5.2(b)(iii).

          (iii)  Hedging Transactions required under Section
     5.1(r) or permitted by Section 5.2(c).

          (iv) the John D. Lomax deferred compensation agreement and the Carmen promissory note described in paragraph 8 of
     Schedule 1, as each is from time to time extended (but not increased).

     (b) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents:

          (i)  Liens which secure Obligations only.

          (ii) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Restricted Debt and secure only Debt which is not delinquent or which is being contested as provided in Section 5.1(g).

          (iii) any Liens in respect of property acquired by any Related Person after the date hereof to secure Debt assumed or incurred to finance all or any part of the purchase price, provided that:

               (1)  each such Lien shall at all times apply
          solely to the property so acquired and the improvements thereon,

               (2) each such Lien shall attach or be existing at the time of acquisition,

               (3) the principal amount of Debt secured by such Lien in respect of such property shall not exceed the market value of such property at the time of acquisition thereof by such Related Person,

               (4) the aggregate outstanding principal amount of Debt of the Related Persons which is secured by such Liens and incurred for the purchase of trucks or automobiles does not at any time exceed $150,000, and the aggregate principal amount of such Debt which is incurred in any Fiscal Year does not exceed $50,000, and

               (5) the aggregate outstanding principal amount of Debt of the Related Persons which is secured by such Liens and incurred for purposes other than the purchase of trucks or automobiles does not at any time exceed $200,000, and the aggregate principal amount of such Debt which is incurred in any Fiscal Year does not exceed $50,000.

     (c) Hedging Contracts. No Related Person will be a party to or in any manner be liable on any Hedging Contract other than those described in and permitted under Part One or Part Two of the Hedging Strategy.

     (d) No Mergers. No Related Person will merge or consolidate with or into any other business entity. No Subsidiary of Parent will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Parent or another wholly-owned Subsidiary of Parent. No Subsidiary of Parent which is a partnership will allow any diminution of Parent's interest (direct or indirect) therein. No Related Person shall create or own any Subsidiary other than those listed in Schedule 1.

     (e) Limitation on Dividends and Redemptions. Except as expressly provided in this section, no Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any such Person (whether such interests are now or hereafter issued, outstanding or credited) or cause or permit any reduction or retirement of the capital stock of any Related Person.

     (f) Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, discount, assign, abandon, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

          (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

          (ii) personal property inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

          (iii) specific properties not subject to any Mortgage (or specific portions thereof), provided the same are abandoned and not otherwise disposed of and further provided that no well situated on the property to be abandoned, or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in paying quantities (with such determination of paying quantities being made taking into account the prudent operation of any unit in which such property is located and further being made on the assumption that Borrower still owns the interests in such property which are subject to the Royalty).

          (iv) properties described in and subject to the Option and Sale Agreement or the letter agreement described in paragraph 9 of Schedule 1, as such agreements are presently in effect, provided that such properties are sold under and in accordance with such agreements.

     (g) Limitation on Investments and New Businesses. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (iii) form or acquire any Subsidiary, or make any other acquisitions of or capital contributions to or investments in any Person, other than Permitted Investments.

     (h) Limitation on Credit Extensions. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans, other than normal and prudent employee travel advances and normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

     (i) Transactions with Affiliates. Borrower will not engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates. No other Related Person will engage in any material transaction with any of its Affiliates (other than Borrower) on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

     (j) Certain Contracts; Amendments; Multiemployer ERISA Plans. No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any change to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of TCW under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     (k) No Subsidiaries. Neither Parent nor Borrower shall create, acquire or own any Subsidiaries after the date hereof other than those Subsidiaries listed on Schedule 1.

     (l) Working Capital. Working Capital will never be less than $750,000. As used herein, "Working Capital" means Borrower's current assets minus Borrower's current liabilities, provided that for the purposes of determining Working Capital:
(i) current assets will be calculated without including (1) any accounts receivable or other Debts owed to Borrower by its Affiliates, employees or shareholders, and (2) any account receivable unpaid more than 120 days after its original invoice date, and (ii) for so long as no Event of Default exists, current liabilities will be calculated without including any payments of principal on the Notes which are required to be made within one year from the time of calculation.

     (m)  Additional Expenditures.  Except for:

          (i) expenses paid by Parent for the remediation of its Toiyabe Mine,

          (ii) Borrower's and Parent's expenses and expenditures described in clauses (a) through (h), inclusive, in subparagraph (ii) of the definition herein of "ANCF",

          (iii) scheduled payments of interest and principal on Restricted Debt permitted hereunder, and

          (iv) any additional costs and expenses described in an Acquisition Proposal and approved by TCW, Agent or Collateral Agent,

Borrower and Parent will not incur expenses or make capital expenditures which in the aggregate exceed $50,000 in any Fiscal
Year.

     (n) No Public Announcements. No Related Person may make any public announcement or disclosure of the transactions contemplated by this Agreement or any other Transaction Document, except as required by law or approved by TCW, Agent or Collateral Agent in its sole and absolute discretion prior to the making of any such public announcement or disclosure.

     Section 5.3.  Coverage Ratio.  As used in this section,
"Coverage Ratio" means at any time in question the quotient obtained by dividing:

          (a) the sum of (i) 100% of the Modified NPV as determined from the Engineering Report most recently prepared as of such time in question plus (ii) the Lease
     Value Amount plus (iii) Working Capital, by

          (b)  all Obligations then owing.

For purposes of this Section 5.3, the term "Lease Value Amount" means (a) until January 1, 1997, the working interest of Borrower in each Unevaluated Property multiplied by $200 per acre, (b) during the period beginning January 1, 1997 and ending on December 31, 1997, the working interest of Borrower in each Unevaluated Property multiplied by $100 per acre, and (c) at all times after December 31, 1997, zero. A Coverage Ratio of 125% or less at any time is herein called a "Coverage Default", and a Coverage Ratio of more than 125% but less than 150% at any time is herein called a "Coverage Deficiency". If any Coverage Default or Coverage Deficiency exists, Borrower must within 30 days after obtaining knowledge thereof cure such Coverage Default or Coverage Deficiency, either by furnishing and mortgaging additional engineered producing oil and gas properties satisfactory to TCW in order to increase Modified NPV or by making payments in order to reduce the Obligations.


                                 ARTICLE VI - Security

     Section 6.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and by any additional Security Documents hereafter delivered by any Related Person and accepted by TCW.

     Section 6.2. Agreement to Deliver Security Documents. Parent and Borrower agree to deliver to further secure the Obligations whenever requested by Collateral Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of Borrower or Parent, except for Property subject to Liens permitted under Section 5.2(b)(iii) or released pursuant to Section 6.6. Borrower also agrees to deliver, whenever requested by Collateral Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Collateral Agent with respect to Properties designated by Collateral Agent, based upon abstract or record examinations to dates acceptable to Collateral Agent and (a) stating that Borrower or Parent has good and defensible title thereto, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable thereto and in the proceeds thereof, and (c) covering such other matters as Collateral Agent may request.

     Section 6.3. Perfection and Protection of Security Interests and Liens. Borrower and Parent will from time to time deliver to Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) in form and substance satisfactory to Collateral Agent, which Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     Section 6.4. Production Proceeds. Notwithstanding that, by the terms of the Mortgages, Borrower and Parent are or will be assigning to Collateral Agent all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower and Parent may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Collateral Agent may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or Parent and to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Collateral Agent to Borrower or Parent constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Collateral Agent to collect other Production Proceeds thereafter.

     Section 6.5.  Appointment of Agent and Collateral Agent.

     (a) Agent. TCW, for itself in each capacity in which it is acting herein, and for each other Holder, hereby appoints Trustco as agent (together with its successors in such capacity herein called "Agent") to act for and on behalf of TCW and each other Holder under or pursuant to this Agreement and the other Loan Documents, and Trustco hereby accepts such appointment. Agent is authorized to act on behalf of TCW and each other Holder in (i) exercising rights and remedies with respect to Collateral (which may be delegated to Collateral Agent) or with respect to any other matter under any of the Loan Documents, (ii) giving notices or instructions to Borrower, (iii) receiving information from or notices by Borrower, and (iv) communicating to Borrower determinations required or permitted to be made under this Agreement or any other Loan Document. Agent may, on behalf of TCW and any other Holder, take any other action which TCW or such Holder is entitled to take hereunder or under any of the Loan Documents. Borrower and Parent may rely on any action of Agent as binding upon all of the Holders. Such appointment of Trustco as Agent shall not, however, impair or modify any rights, obligations or duties which Trustco or any Affiliate of Trustco otherwise has with respect to TCW or any other Holder. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to Trustco by reason of any other document between Trustco and TCW or another Holder, Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

     (b) Collateral Agent. TCW, for itself in each capacity in which it is acting herein, and for each other Holder, hereby appoints Tamco as collateral agent (herein, together with its successors and assigns in such capacity, "Collateral Agent") under the Loan Documents, to exercise such powers under the Loan Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. Tamco hereby accepts such appointment. Collateral Agent shall act for and on behalf of TCW and the Holders in connection with all Collateral and all Security Documents, including serving as mortgagee under each Mortgage and exercising rights and remedies provided thereunder. Borrower and Parent may rely on any action of Collateral Agent as binding upon all of the Holders. Each Mortgage contemplates that Collateral Agent may release Collateral in accordance with the terms thereof and Collateral Agent is hereby authorized to do so if it has received the prior consent of TCW, it being understood that TCW itself need not be a party to any such release. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to Tamco by reason of any other document between Tamco and TCW or another Holder, Collateral Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

     (c) Requisite Holders. Except with respect to any matters expressly provided for by this Agreement, the Notes, the Security Documents, any other Loan Documents or the TCW Governing Documents (as defined in subsection (d)(iii) below), each Holder agrees that neither Agent nor Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and each Holder agrees that Agent and Collateral Agent shall be fully protected in so acting or refraining from acting) upon the written instructions of the Requisite Holders. As used herein, the "Requisite Holders" means, at any time, Holders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of all Notes. The Requisite Holders may, in their reasonable discretion, remove Trustco or Tamco from its respective appointment as Agent or Collateral Agent and then select a new party to fulfill, in accordance with the terms hereof, such positions. All powers of Agent and Collateral Agent shall be exercised for the benefit of all Holders and in accordance with the directions of the Requisite Holders. Agent and Collateral Agent shall take every reasonable action to implement the Requisite Holders' directions. If any Note is ever held by any Person other than the original Holders in accordance herewith, Agent and Collateral Agent may insist on the execution of any agency agreement among all holders of Notes, in form satisfactory to Agent and Collateral Agent and providing for satisfactory indemnification, before carrying out any further actions under the Loan Documents. Until any such agency agreement is executed: (i) Agent and Collateral Agent shall be fully protected in acting on the instructions of Persons holding Notes representing sixty-six and two-thirds percent (66-2/3%) or more of the aggregate principal indebtedness owing under all Notes in the manner described herein; (ii) each of Trustco and Tamco shall have the right to withdraw as Agent or Collateral Agent, respectively, subject, however, to its rights an duties under any other agreements with TCW or another Holder; and (iii) any action of Collateral Agent under any Security Document shall be binding on TCW.

     (d)  Limitation of Duties and Fiduciary Relationship.
Neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth in:

          (i)  this Agreement;

          (ii) the other Loan Documents; and

          (iii) the other documents entered into between Trustco and Tamco described in the definition of "TCW" and "Holders"
     (such other documents are in this Section 6.5 collectively called the "TCW Governing Documents"),

nor shall Agent or Collateral Agent have any additional fiduciary relationship with any Holder arising under this section, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents against Agent or Collateral Agent.

     (e) Distribution of Proceeds. The Holders shall share in the proceeds obtained by Agent and in any other benefit either arising under the Loan Agreement, the Notes and the Loan Documents or obtained by Agent or Collateral Agent in connection therewith, in the relative proportions which the amounts then owed by Borrower to each of the Holders bear to the total amount of Obligations then owed to all of the Holders; provided that Agent and Collateral Agent shall be the first to be reimbursed for all costs and expenses incurred on behalf of all parties in their respective capacities as Agent and Collateral Agent to the extent permitted by the TCW Governing Documents. The duties undertaken by Agent and Collateral Agent have been undertaken as an accommodation to the Holders and, accordingly, Agent and Collateral Agent shall not be compensated for their services hereunder except as provided in the TCW Governing Documents.

     (f) Written Directions. Agent or Collateral Agent may at any time request written directions from all the Holders with respect to (i) any interpretation of this Agreement, the Notes and the other Loan Documents, or (ii) any action to be taken or not to be taken hereunder or thereunder, and may withhold any action until such directions have been received from the Requisite Holders. Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a direction of the Requisite Holders under the terms of this Agreement and such request and any action taken or withheld pursuant to such direction shall be binding upon all the Holders.

     (g) Agents and Attorneys. Each of Agent and Collateral Agent may execute any of its respective duties under this Agreement, the Notes and the other Loan Documents by or through agents or attorneys selected by Agent or Collateral Agent, respectively, using reasonable care. Neither Agent nor Collateral Agent shall be responsible to Holders for the negligence or misconduct of any agents or attorneys so selected. Agent and Collateral Agent shall be entitled to the advice of counsel concerning all matters pertaining to their respective duties hereunder.

     (h) Limitation of Liability. Agent, Collateral Agent, and their respective officers, directors, employees, agents, attorneys-in-fact and affiliates shall not:

          (i) be liable to Holders for any action taken or omitted to be taken by any of such Persons or for any error in judgment under or in connection with this Agreement, the Notes or any other Transaction Documents, except for any such Person's gross negligence or willful misconduct; or

          (ii) be responsible in any manner to any Holder or any other Person for any failure of any other party to perform its obligations under this Agreement, the Notes or any other
     Transaction Document.

Nothing in this subsection, however, shall be deemed to limit or restrict any liability, fiduciary duty or responsibility of Trustco or Tamco in any capacity other than as Agent or Collateral Agent, respectively, including any liability, fiduciary duty or responsibility under the TCW Governing
Documents.

     (i) Reliance upon Documentation. Each of Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or any telephone conversation believed, respectively, by Agent or Collateral Agent to be genuine and correct and to have been signed, sent, made or spoken by the proper person or persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected, respectively, by Agent or Collateral Agent.

     (j) Reliance by Borrower and Parent. TCW and each other Holder agree that, prior to the delivery to Borrower or Parent of a notice of the removal or termination of Trustco as Agent as set forth below, Borrower and Parent shall be entitled to rely on Trustco's or any subsequent Agent's authority to act on behalf of TCW and each Holder in all dealings with Trustco (or any such subsequent Agent) with respect to the Loan and the Loan Documents; Borrower and Parent shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Agent; and Borrower and Parent shall discharge their respective obligations under this Agreement and the Loan Documents by delivering payments, notices and other information to Agent. In the event of the removal of Agent and the appointment of a successor Agent by Holders, Borrower and Parent shall not be required to recognize any such removal or appointment unless and until Borrower and Parent shall have received a writing setting forth such removal and appointment executed by the Requisite Holders, and Borrower and Parent shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever. TCW and each other Holder similarly agree that, prior to the delivery to Borrower and Parent of a notice of the removal or termination of Tamco as Collateral Agent as set forth below, Borrower and Parent shall be entitled to rely on Tamco's or any subsequent Collateral Agent's authority to act on behalf of TCW and each Holder in all dealings with Tamco (or any such subsequent Collateral Agent) with respect to the Loan and the Loan Documents; and Borrower and Parent shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Collateral Agent. In the event of the removal of Collateral Agent and the appointment of a successor Collateral Agent by Holders, Borrower and Parent shall not be required to recognize any such removal or appointment unless and until Borrower and Parent shall have received a writing setting forth such removal and appointment executed by the Requisite Holders, and Borrower and Parent shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever.

     Section 6.6. Release of Collateral by TCW. After the end of the Commitment Period, Collateral Agent will upon Borrower's request release specified undeveloped Properties (i.e., Properties to which no Proved Developed Producing Reserves or Proved Developed Nonproducing Reserves are properly attributed) from the liens and security interests of the Security Documents (but not from the Royalties, which shall continue to burden such Properties), provided that (a) no Default or Coverage Deficiency exists at the time of such request or after giving effect to such release, (b) the release of such undeveloped Properties is required to allow Borrower to obtain financing for the development of such Properties, and (c) at the time of such release TCW or Agent reasonably believes that TCW and Royalty Assignee will achieve 16% IRR (as such term is defined in the Royalty Agreement).

                                 ARTICLE VII - Events of Default
and Remedies

     Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Related Person fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, and such failure is not remedied in full within (i) one Business Day thereafter, in the case of an Obligation to pay principal or interest on any Note or to make a payment on a Royalty under
Section 4.2 of any Royalty Conveyance, or (ii) fifteen days thereafter, in the case of any other Obligation;

     (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section
5.1(d), Section 5.2, or Section 5.3;

     (d) Any Related Person fails (other than as referred to in subsections (a), (b) and (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Transaction Document, and such failure is not remedied within 30 days after TCW, Agent or Collateral Agent gives notice thereof to Borrower;

     (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Transaction Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Transaction Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by TCW, Agent or Collateral Agent;

     (f) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or with any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (g) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt (other than Debt described in Section 5.1(g) which is not required to be paid so long as the Related Person is in good faith contesting the validity thereof by appropriate proceedings), or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

     (h)  Any Related Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its or his inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it;

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained prior to the first date on which such execution is allowed; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (j) Any material adverse change occurs in Borrower's individual (or Parent's Consolidated) financial condition, assets businesses or operations and such adverse change is not remedied within 60 days thereafter.

Upon the occurrence of an Event of Default described in subsection (h)(i), (h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, TCW at any time and from time to time may without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by TCW), any obligation of TCW to make any further Advances or loans of any kind under any agreement with Borrower shall be permanently terminated.

     Section 7.2. Remedies. If any Default shall occur and be continuing, TCW may protect and enforce its rights under the Transaction Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Transaction Document, and TCW may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon TCW, Agent or Collateral Agent under the Transaction Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Transaction Documents or at law or in equity.

     Section 7.3. Indemnity. Borrower and Parent jointly and severally agree to indemnify each TCW Entity, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such TCW Entity growing out of, resulting from or in any other way associated with any of the Collateral, the Transaction Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of any TCW Entity with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART,
BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY TCW ENTITY,

provided only that no TCW Entity shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which (a) is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to Collateral in its possession, or (b) is owed by it to TCW or any Holder as a result of such TCW Entity's breach of a duty owed by it to such Holder, but only to the extent proximately caused by such breach. As used in this section the term "TCW Entity" refers to each of the Persons named in the definition of "TCW" in Section 1.1 and also to each of Agent, Collateral Agent, Royalty Assignee, the Holders, the TCW Funds, Trustco, Tamco, and each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person or of any Holder or TCW Fund.

     Section 7.4. Substitution of Operator. During the continuance of any Event of Default, Collateral Agent shall (in addition to all of its other remedies) have the right, exercisable in its sole and absolute discretion, to demand in writing that Borrower resign as the operator (whether under an applicable joint operating agreement, in the records of any applicable regulatory authority, or otherwise) of all or any of the Properties. Upon receiving such written demand (in this section called a "Resignation Demand") from Collateral Agent, Borrower shall immediately take whatever actions are legally available to it in order to facilitate the succession of a reputable third party, chosen by Collateral Agent in its sole and absolute discretion, to the position as operator of any property or group of properties included in the Properties (except for Property released pursuant to Section 6.6) and covered by the subject Resignation Demand. Without limitation of the generality of the foregoing:

     (a) In the event Borrower owns 100% of the working interest in a Property or group of properties covered by a Resignation Demand, Borrower shall immediately turn over operation of such Property or group of Properties to the successor operator chosen by Collateral Agent, and shall further execute or cause to be executed and filed with the appropriate regulatory authorities any such instruments as may be requested by Collateral Agent in order to document or effect such succession.

     (b) In the event Borrower owns less than 100% of the working interest in a Property or group of Properties covered by a Resignation Demand, Borrower shall:

          (i) notify any nonoperators of its resignation, such notification to be made in writing and otherwise made in accordance with the provisions of any applicable joint operating agreement or similar agreement;

          (ii) take whatever action is legally available to it in order to expedite the effective time that a successor operator shall assume Borrower's duties as operator (by way of example and not by way of limitation, Borrower shall facilitate the election and succession of a new operator without waiting for any applicable grace period to expire under the operative joint operating agreement or similar agreement); and

        (iii) cast its vote under the applicable joint operating agreement or similar agreement successor operator chosen by Collateral Agent, and such vote shall be cast by Borrower for the successor chosen by Collateral Agent both on an interim basis (if called for under the applicable joint operating agreement or similar agreement) and on a permanent basis.


                                 ARTICLE VIII - Miscellaneous

     Section 8.1.  Waivers and Amendments; Acknowledgments.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by TCW, Agent or Collateral Agent in exercising any right, power or remedy which either may have under any of the Transaction Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by TCW, Agent or Collateral Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Transaction Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by TCW, Agent or Collateral Agent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Transaction Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     (b) Acknowledgements and Admissions. Borrower and Parent each hereby represent, warrant, acknowledge and admit that (i) it has been advised by counsel in the negotiation, execution and delivery of the Transaction Documents to which it is a party,
(ii) it has made an independent decision to enter into this Agreement and the other Transaction Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by TCW, Agent, Collateral Agent, or Royalty Assignee whether written, oral or implicit, other than as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by TCW, Agent, Collateral Agent or Royalty Assignee as to the Transaction Documents except as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iv) neither TCW nor Agent nor Collateral Agent nor Royalty Assignee owes any fiduciary duty to Borrower or Parent with respect to any Transaction Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and TCW, Agent and Collateral Agent, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Transaction Documents between either of Borrower or Parent and any of TCW, Agent, Collateral Agent or Royalty Assignee,
(vii) should an Event of Default or Default occur or exist each of TCW, Agent and Collateral Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(viii) without limiting any of the foregoing, neither Borrower nor Parent is relying upon any representation or covenant by TCW, Agent, Collateral Agent, or Royalty Assignee, or any representative thereof, and no such representation or covenant has been made, that TCW, Agent, Collateral Agent or Royalty Assignee, will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Transaction Documents with respect to any such Event of Default or Default or any other provision of the Transaction Documents, and (ix) TCW has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loan.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS
REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

     Section 8.2.  Survival of Agreements; Cumulative Nature.
All of the various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Notes and the other Transaction Documents, and shall further survive until all of the Obligations are paid in full to TCW, Agent and Collateral Agent and all of TCW's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to TCW, Agent or Collateral Agent under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Transaction Documents, and the rights, powers, and privileges granted to TCW, Collateral Agent and Royalty Assignee in the Transaction Documents, are cumulative, and, except for expressly specified waivers and consents, no Transaction Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to TCW, Collateral Agent and Royalty Assignee of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Transaction Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Transaction Documents.

     Section 8.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to TCW at both of the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance shall become effective until actually received by TCW in Los Angeles. Any such notice or communication to Collateral Agent shall be given to TCW and shall be deemed received by Collateral Agent when received by TCW. TCW's addresses are:

          Trust Company of the West
          865 South Figueroa
          Los Angeles, California  90017
          Attention: Arthur R. Carlson

          Telephone: (213) 244-0053
          Telecopy:  (213) 244-0604

          TCW Asset Management Company
          2175 First Interstate Bank Plaza
          1000 Louisiana
          Houston, Texas  77002
          Attention: William K. White

          Telephone: (713) 615-7416
          Telecopy:  (713) 615-7460

with a copy to:

          Thompson & Knight, P.C.
          1700 Pacific Avenue
          3300 First City Center
          Dallas, Texas  75201
          Attention:  John Rain, Esq.
          Telephone:  (214) 969-1644
          Telecopy:   (214) 969-1751

     Section 8.4. Parties in Interest. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of TCW, Agent or Collateral Agent.

     Section 8.5.  GOVERNING LAW; SUBMISSION TO PROCESS.  EXCEPT
TO
THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY
THE LAWS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA (WITHOUT REGARD TO CALIFORNIA PRINCIPLES OF CONFLICTS
OF LAW).  EACH OF BORROWER AND PARENT HEREBY IRREVOCABLY
SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND THE COUNTY OF LOS ANGELES AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE
UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY
MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW.  EACH OF
BORROWER AND PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH
PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 8.6. Limitation on Interest. TCW, Agent, Collateral Agent, the Related Persons and any other parties to the Transaction Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Transaction Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. TCW, Agent and Collateral Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) TCW or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at TCW's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, TCW, Collateral Agent and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

     TCW, Borrower and Parent specifically acknowledge that the Loan has been made or arranged by Trustco acting in its fiduciary capacity for the Holders and the TCW Funds. As such, it is the intention of the parties hereto and the parties hereto expressly agree that under Section 1504 of the California Financial Code the Loan is exempt from the usury laws of the State of California.

     Section 8.7. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing under the Loan Documents elect in a notice delivered to TCW to terminate this Agreement and the other Loan Documents (but not the Royalty Agreement or any Royalty Conveyance). Upon receipt by TCW of such a notice, if no such Obligations are then owing then this Agreement and all other Loan Documents shall thereupon be terminated, the Liens thereunder released, and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, the obligations of Parent and Borrower under Section 7.3, and any other obligations which any Person may have to indemnify or compensate TCW or any of TCW's Affiliates shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, TCW shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. The Royalty Agreement and the Royalty Conveyances shall all survive any termination of the Loan Documents under this section.

     Section 8.8. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 8.9.  Counterparts.  This Agreement may be
separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same
Agreement.

     SECTION 8.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, PARENT, AGENT, COLLATERAL AGENT AND TCW
HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY
LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR
ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT
OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND THE
TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


    INLAND PRODUCTION COMPANY



    By:
       Kyle R. Miller, President and
       Chief Executive Officer

    Address:

    475 17th Street, Suite 1500
    Denver, Colorado  80202

    Attention:  Kyle Miller
    Telephone:  (303) 292-0900
                        Telecopy:   (303) 296-4070


    INLAND RESOURCES INC.



    By:
       Kyle R. Miller, President and
       Chief Executive Officer


    Address:

    475 17th Street, Suite 1500
    Denver, Colorado  80202

    Attention:  Kyle Miller
    Telephone:  (303) 292-0900
                        Telecopy:   (303) 296-4070


    TRUST COMPANY OF THE WEST, a California
    trust company, as Trustee of TCW Debt &
    Royalty Fund IVA



    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, a
    California corporation, as Investment
    Manager pursuant to the Investment
    Management and Custody Agreement dated
    as of June 1, 1993, with The Trustees of
    Columbia University in the City of New
    York and Trust Company of the West


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, a
    California corporation, as Investment
    Manager under the Investment Management
    Agreement dated as of March 1, 1993 with The Board of Trustees of The Leland
    Stanford Junior University


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, as
    Investment Manager under the Investment
    Management Agreement dated as of June 8,
    1993 between the Searle Trusts Limited
    Partnership X, Harris Trust and Savings
    Bank, and TCW Asset Management Company


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, a
    California corporation, as Investment
    Manager pursuant to the Investment
    Management and Custody Agreement dated
    April 26, 1994, with The City and County
    Employees' Retirement System of San
    Francisco, TCW Asset Management Company
    and Trust Company of the West


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW DEBT AND ROYALTY FUND IVB, a
    California limited partnership

    By:                 TCW Asset Management Company, a
                        California corporation, as General
                        Partner


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, as
    Investment Manager under the Investment
    Management Agreement dated as of June 8,
    1993 between the John G. Searle
    Charitable Trusts Partnership, Harris
    Trust and Savings Bank, and TCW Asset
    Management Company


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, as
    Investment Manager under the Investment
    Management Agreement dated as of
    December 31, 1993 with Delta Air Lines,
    Inc.


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW DEBT AND ROYALTY FUND IVC, a
    California limited partnership

    By:                 TCW Asset Management Company, a
                        California corporation, as General
                        Partner


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President

    AGENT:

                                            TRUST COMPANY OF THE
WEST, a
                                            California trust
company, as
                                            Agent


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    COLLATERAL AGENT:

                                            TCW ASSET MANAGEMENT
COMPANY,
                                            a California
corporation, as
                                            Collateral Agent


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President




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